                                                                     EXHIBIT 23a

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-62861, Form S-3 No. 333-81579 and Form S-3 No. 333-41872) of
our report dated August 31, 2000, with respect to the combined financial statements of the various entities contributed by Associates First Capital Corporation to Associates Corporation of North America on August 30, 2000 (collectively referred to as the "Contributed Entities"), included in Associates Corporation of North America's Current Report on Form 8-K dated August 30, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Dallas, Texas
September 6, 2000